Exhibit 10.25

BIRD GLOBAL, INC.

2021 INCENTIVE AWARD PLAN

RESTRICTED STOCK UNIT GRANT NOTICE

Bird Global, Inc., a Delaware corporation (the “Company”), has granted to the participant listed below (“Participant”) the Restricted Stock Units (the “RSUs”) described in this Restricted Stock Unit Grant Notice (this “Grant Notice”), subject to the terms and conditions of the Bird Global, Inc. 2021 Incentive Award Plan (as amended from time to time, the “Plan”) and the Restricted Stock Unit Agreement attached hereto as Exhibit A (the “Agreement”), both of which are incorporated into this Grant Notice by reference. Capitalized terms not specifically defined in this Grant Notice or the Agreement have the meanings given to them in the Plan.

Participant:	[To be specified]

Grant Date:	[To be specified]

Number of RSUs:	[To be specified]

Vesting Commencement Date:	[To be specified]

Vesting Schedule:	[To be specified]

By accepting (whether in writing, electronically or otherwise) the RSUs, Participant agrees to be bound by the terms of this Grant Notice, the Plan and the Agreement. Participant has reviewed the Plan, this Grant Notice and the Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of the Plan, this Grant Notice and the Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, this Grant Notice or the Agreement.

BIRD GLOBAL, INC.	PARTICIPANT

By:
Name:	[Participant Name]
Title:

Exhibit A

RESTRICTED STOCK UNIT AGREEMENT

Capitalized terms not specifically defined in this Restricted Stock Unit Agreement (this “Agreement”) have the meanings specified in the Grant Notice or, if not defined in the Grant Notice, in the Plan.

ARTICLE I.

GENERAL

1.1 Award of RSUs. The Company has granted the RSUs to Participant effective as of the Grant Date set forth in the Grant Notice (the “Grant Date”). Each RSU represents the right to receive one Share as set forth in this Agreement. Participant will have no right to the distribution of any Shares until the time (if ever) the RSUs have vested.

1.2 Incorporation of Terms of Plan. The RSUs are subject to the terms and conditions set forth in this Agreement and the Plan, which is incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan will control.

1.3 Unsecured Promise. The RSUs will at all times prior to settlement represent an unsecured Company obligation payable only from the Company’s general assets.

ARTICLE II.

VESTING; FORFEITURE AND SETTLEMENT

2.1 Vesting; Forfeiture. The RSUs will vest according to the vesting schedule in the Grant Notice except that any fraction of an RSU that would otherwise be vested will be accumulated and will vest only when a whole RSU has accumulated. In the event of Participant’s Termination of Service for any reason, all unvested RSUs will immediately and automatically be cancelled and forfeited, except as otherwise determined by the Administrator or provided in a binding written agreement between Participant and the Company.

2.2 Settlement.

(a) The RSUs will be paid in Shares as soon as administratively practicable after the vesting of the applicable RSU, but in no event later than March 15 of the year following the year in which the RSU’s vesting date occurs.

(b) Notwithstanding the foregoing, the Company may delay any payment under this Agreement that the Company reasonably determines would violate Applicable Law until the earliest date the Company reasonably determines the making of the payment will not cause such a violation (in accordance with Treasury Regulation Section 1.409A-2(b)(7)(ii)); provided the Company reasonably believes the delay will not result in the imposition of excise taxes under Section 409A.

ARTICLE III.

TAXATION AND TAX WITHHOLDING

3.1 Representation. Participant represents to the Company that Participant has reviewed with Participant’s own tax advisors the tax consequences of this award of RSUs (the “Award”) and the transactions contemplated by the Grant Notice and this Agreement. Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents.

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3.2 Tax Withholding.

(a) Subject to Section 3.2(b), payment of the withholding tax obligations with respect to the Award may be by any of the following, or a combination thereof, as determined by [the Company in its sole discretion / Participant or the Administrator]1:

(i) Cash or check;

(ii) In whole or in part by delivery of Shares, including Shares delivered by attestation and Shares retained from the Award creating the tax obligation, valued at their Fair Market Value on the date of delivery; or

(iii) In whole or in part by the Company withholding of Shares otherwise vesting or issuable under this Award in satisfaction of any applicable withholding tax obligations.

(b) Unless [the Company / Participant or the Administrator] otherwise determines, and subject to Section 9.10 of the Plan, payment of the withholding tax obligations with respect to the Award shall be by [delivery (including electronically or telephonically to the extent permitted by the Company) of an irrevocable and unconditional undertaking by a broker acceptable to the Company to deliver promptly to the Company sufficient funds to satisfy the applicable tax withholding obligations] / [delivery (including electronically or telephonically to the extent permitted by the Company) by Participant to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Company that Participant has placed a market sell order with such broker with respect to Shares then-issuable upon settlement of the Award, and that the broker has been directed to deliver promptly to the Company funds sufficient to satisfy the applicable tax withholding obligations; provided, that payment of such proceeds is then made to the Company at such time as may be required by the Administrator]2.

(c) Subject to Section 9.5 of the Plan, the applicable tax withholding obligation will be determined based on Participant’s Applicable Withholding Rate. Participant’s “Applicable Withholding Rate” shall mean (i) if Participant is subject to Section 16 of the Exchange Act, the greater of (A) the minimum applicable statutory tax withholding rate or (B) with Participant’s consent, the maximum individual tax withholding rate permitted under the rules of the applicable taxing authority for tax withholding attributable to the underlying transaction, or (ii) if Participant is not subject to Section 16 of the Exchange Act, the minimum applicable statutory tax withholding rate or such other higher rate approved by the Company; provided, however, that (i) in no event shall Participant’s Applicable Withholding Rate exceed the maximum individual statutory tax rate in the applicable jurisdiction at the time of such withholding (or such other rate as may be required to avoid the liability classification of the applicable award under generally accepted accounting principles in the United States of America); and (ii) the number of Shares tendered or withheld, if applicable, shall be rounded up to the nearest whole Share sufficient to cover the applicable tax withholding obligation, to the extent rounding up to the nearest whole Share does not result in the liability classification of the RSUs under generally accepted accounting principles.

(d) Participant acknowledges that Participant is ultimately liable and responsible for all taxes owed in connection with the RSUs, regardless of any action the Company or any Subsidiary takes with respect to any tax withholding obligations that arise in connection with the RSUs. Neither the Company nor any Subsidiary makes any representation or undertaking regarding the treatment of any tax withholding in connection with the awarding, vesting or payment of the RSUs or the subsequent sale of Shares. The Company and its Subsidiaries do not commit and are under no obligation to structure the RSUs to reduce or eliminate Participant’s tax liability.

[1]	NTD: “Participant or the Administrator” for Section 16 individuals. “The Company” for non-Section 16 individuals.
[2]	NTD: Use second bracketed language for Section 16 individuals.

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ARTICLE IV.

OTHER PROVISIONS

4.1 Adjustments. Participant acknowledges that the RSUs and the Shares subject to the RSUs are subject to adjustment, modification and termination in certain events as provided in this Agreement and the Plan.

4.2 Clawback. The Award and the Shares issuable hereunder shall be subject to any clawback or recoupment policy in effect on the Grant Date or as may be adopted or maintained by the Company following the Grant Date, including the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder.

4.3 Notices. Any notice to be given under the terms of this Agreement to the Company must be in writing and addressed to the Company in care of the Company’s General Counsel at the Company’s principal office or the General Counsel’s then-current email address or facsimile number. Any notice to be given under the terms of this Agreement to Participant must be in writing and addressed to Participant (or, if Participant is then deceased, to the Designated Beneficiary) at Participant’s last known mailing address, email address or facsimile number in the Company’s personnel files. By a notice given pursuant to this Section, either party may designate a different address for notices to be given to that party. Any notice will be deemed duly given when actually received, when sent by email, when sent by certified mail (return receipt requested) and deposited with postage prepaid in a post office or branch post office regularly maintained by the United States Postal Service, when delivered by a nationally recognized express shipping company or upon receipt of a facsimile transmission confirmation.

4.4 Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

4.5 Conformity to Securities Laws. Participant acknowledges that the Plan, the Grant Notice and this Agreement are intended to conform to the extent necessary with all Applicable Laws and, to the extent Applicable Laws permit, will be deemed amended as necessary to conform to Applicable Laws.

4.6 Successors and Assigns. The Company may assign any of its rights under this Agreement to a single or multiple assignees, and this Agreement will inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in this Agreement or the Plan, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

4.7 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the Grant Notice, this Agreement and the RSUs will be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3) that are requirements for the application of such exemptive rule. To the extent Applicable Laws permit, this Agreement will be deemed amended as necessary to conform to such applicable exemptive rule.

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4.8 Entire Agreement; Amendment. The Plan, the Grant Notice and this Agreement (including any exhibit hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board; provided, however, that except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall materially and adversely affect the RSUs without the prior written consent of Participant.

4.9 Agreement Severable. In the event that any provision of the Grant Notice or this Agreement is held illegal or invalid, the provision will be severable from, and the illegality or invalidity of the provision will not be construed to have any effect on, the remaining provisions of the Grant Notice or this Agreement.

4.10 Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and may not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant will have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the RSUs, and rights no greater than the right to receive cash or the Shares as a general unsecured creditor with respect to the RSUs, as and when settled pursuant to the terms of this Agreement.

4.11 Not a Contract of Employment. Nothing in the Plan, the Grant Notice or this Agreement confers upon Participant any right to continue in the employ or service of the Company or any Subsidiary or interferes with or restricts in any way the rights of the Company and its Subsidiaries, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company or a Subsidiary and Participant.

4.12 Counterparts. The Grant Notice may be executed in one or more counterparts, including by way of any electronic signature, subject to Applicable Law, each of which will be deemed an original and all of which together will constitute one instrument.

4.13 General Appendix and Country-Specific Appendix. Notwithstanding any provisions in this Agreement, if Participant resides outside of the United States, the RSUs shall be subject to any special terms and conditions set forth in the general appendix to this Agreement (the “General Appendix”) as well as the specific appendix for Participant’s country (the “Country-Specific Appendix”). Moreover, if Participant relocates to one of the countries included in the Country-Specific Appendix, the special terms and conditions for such country will apply to him or her unless determined otherwise by the Company.

* * * * *

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GENERAL APPENDIX TO

RESTRICTED STOCK UNIT AGREEMENT

FOR NON-US PARTICIPANTS

1. Service Conditions. In accepting the RSUs, Participant acknowledges and agrees that:

(a) Any notice period mandated under Applicable Laws shall not be treated as service for the purpose of determining the vesting of the RSUs; and Participant’s right to vesting of Shares in settlement of the RSUs after termination of service, if any, will be measured by the date of termination of Participant’s active service and will not be extended by any notice period mandated under Applicable Laws. Subject to the foregoing and the provisions of the Plan, the Company, in its sole discretion, shall determine whether Participant’s service has terminated and the effective date of such termination.

(b) The Plan is established voluntarily by the Company. It is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan and this Agreement.

(c) The grant of the RSUs is voluntary and occasional and does not create any contractual or other right to receive future grants of RSUs, or benefits in lieu of RSUs, even if RSUs have been granted repeatedly in the past.

(d) All decisions with respect to future RSUs grants, if any, will be at the sole discretion of the Company.

(e) Participant’s participation in the Plan shall not create a right to further service with the Company or another Subsidiary and shall not interfere with the ability of the Company or another Subsidiary to terminate Participant’s service at any time, with or without cause, subject to Applicable Laws.

(f) Participant is voluntarily participating in the Plan.

(g) The RSUs are extraordinary items that do not constitute compensation of any kind for service of any kind rendered to the Company or any Subsidiary, and which is outside the scope of Participant’s employment contract, if any.

(h) The RSUs are not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculating any severance, resignation, termination, redundancy, end-of-service payments, bonuses, long-service options, pension or retirement benefits or similar payments.

(i) In the event that Participant is not an employee of a Subsidiary, the RSUs grant will not be interpreted to form an employment contract or relationship with a Subsidiary.

(j) The future value of the underlying Shares is unknown and cannot be predicted with certainty. The value of the Shares may increase or decrease.

(k) No claim or entitlement to compensation or damages arises from termination of the RSUs or diminution in value of the RSUs or Shares and Participant irrevocably releases the Company and any Subsidiary from any such claim that may arise. If, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen then, by signing this Agreement, Participant shall be deemed irrevocably to have waived Participant’s entitlement to pursue such a claim.

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2. Data Privacy.

The following provisions shall only apply to Participant if he or she resides outside of the US, Brazil, the EU, EEA, and the UK:

(l) Participant voluntarily consents to the collection, use, disclosure and transfer to the United States and other jurisdictions, in electronic or other form, of his or her personal data as described in this Agreement and any other award materials (“Data”) by and among, as applicable, the Company and any Subsidiary for the exclusive purpose of implementing, administering, and managing his or her participation in the Plan. If Participant does not choose to participate in the Plan, his or her employment status or service with the Company and any Subsidiary will not be adversely affected.

(m) Participant understands that the Company and any Subsidiary may collect, maintain, process and disclose, certain personal information about him or her, including, but not limited to, his or her name, home address, email address and telephone number, date of birth, social insurance number, passport or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all equity awards or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in his or her favor, for the exclusive purpose of implementing, administering and, managing the Plan.

(n) Participant understands that Data will be transferred to one or more service provider(s) selected by the Company, which may assist the Company with the implementation, administration and management of the Plan. Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipient’s country (e.g., the United States) may have different, including less stringent, data privacy laws and protections than his or her country. Participant understands that if he or she resides outside the United States, he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. Participant authorizes the Company and any other possible recipients that may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing his or her participation in the Plan.

(o) Participant understands that Data will be held only as long as is necessary to implement, administer and manage his or her participation in the Plan, including to maintain records regarding participation. Participant understands that if he or she resides in certain jurisdictions, to the extent required by Applicable Laws, he or she may, at any time, request access to Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents given by accepting these RSUs, in any case without cost, by contacting in writing his or her local human resources representative. Further, Participant understands that he or she is providing these consents on a purely voluntary basis. If Participant does not consent or if he or she later seeks to revoke his or her consent, his or her engagement as a service provider with the Company and any Subsidiary will not be adversely affected; the only consequence of refusing or withdrawing his or her consent is that the Company will not be able to grant him or her RSUs under the Plan or administer or maintain RSUs. Therefore, Participant understands that refusing or withdrawing his or her consent may affect his or her ability to participate in the Plan (including the right to retain the RSUs). Participant understands that he or she may contact his or her local human resources representative for more information on the consequences of his or her refusal to consent or withdrawal of consent.

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The following provisions shall only apply to Participant if he or she resides in Brazil, the EU or EEA, the UK, or EU privacy laws are otherwise applicable:

(a) Data Collected and Purposes of Collection. Participant understands that the Company, acting as controller, as well as the employing Subsidiary, will process, to the extent permissible under Applicable Laws, certain personal information about him or her, including name, home address and telephone number, information necessary to process the RSUs (e.g., mailing address for a check payment or bank account wire transfer information), date of birth, social insurance number or other identification number, salary, nationality, job title, employment location, details of all RSUs granted, canceled, vested, unvested or outstanding in his or her favor, and where applicable service termination date and reason for termination, any capital shares or directorships held in the Company (where needed for legal or tax compliance), and any other information necessary to process mandatory tax withholding and reporting (all such personal information is referred to as “Data”). The Data is collected from Participant, and from the Company and any Subsidiary, for the purpose of implementing, administering and managing the Plan pursuant to its terms. The legal bases (that is, the legal justification) for processing the Data is that it is necessary to perform, administer and manage the Plan pursuant to this Agreement between Participant and the Company, and in Company’s legitimate interests to comply with applicable non-EU laws when performing, administering and managing the Plan, subject to his or her interest and fundamental rights. The Data must be provided in order for Participant to participate in the Plan and for the parties to this Agreement to perform their respective obligations hereunder. If Participant does not provide Data, he or she will not be able to participate in the Plan and become a party to this Agreement.

(b) Transfers and Retention of Data. Participant understands that the Data will be transferred to and among the Company and any Subsidiary, as well as service providers (such as stock administration providers, brokers, transfer agents, accounting firms, payroll processing firms or tax firms), for the purposes explained above, which are necessary to allow the Company to perform this Agreement. Participant understands that the recipients of the Data may be located in the United States and in other jurisdictions outside of the European Economic Area where the Company and any Subsidiary or its service providers have operations. The United States and some of these other jurisdictions have not been found by the European Commission to have adequate data protection safeguards. If the Company and any Subsidiary make transfers of Data outside of the European Economic Area, those transfers will be made solely to the extent necessary to perform this Agreement and take necessary actions in connection with such performance. In addition, service providers may commit to provide adequate safeguards for the transferred Data, such as standard contractual clauses approved by the European Commission. In that case, Participant may obtain details of the transfers by contacting [privacy@bird.co].

(c) Participant’s Rights in Respect of Data. Participant has the right to access his or her Data being processed by the Company as well as understand why the Company is processing such Data. Additionally, subject to Applicable Laws, Participant is entitled to have any inadequate, incomplete or incorrect Data corrected (that is, rectified). Further, subject to Applicable Laws, and under certain circumstances, Participant may be entitled to the following rights in regard to his or her Data: (i) to object to the processing of Data; (ii) to have his or her Data erased, such as where it is no longer necessary in relation to the purposes for which it was processed; (iii) to restrict the processing of his or her Data so that it is stored but not actively processed (e.g., while the Company assesses whether Participant is entitled to have Data erased); and (iv) to port a copy of the Data provided pursuant to this Agreement or generated by him or her, in a common machine-readable format. To exercise his or her rights, Participant may contact the applicable human resources representative. Participant may also contact the relevant data protection supervisory authority, as he or she has the right to lodge a complaint.

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3. Electronic Delivery. Participant agrees that the Company’s delivery of any documents related to the Plan or Shares acquired under Plan (including the Plan, this Agreement, the Plan’s prospectus, and any reports of the Company provided generally to the Company’s stockholders) to him or her may be made by electronic delivery, which may include the delivery of a link to a Company intranet or to the Internet site of a third party involved in administering the Plan, the delivery of the document via e-mail, or any other means of electronic delivery specified by the Company. If the attempted electronic delivery of such documents fails, Participant will be provided with a paper copy of the documents. Participant acknowledge that he or she may receive from the Company a paper copy of any documents that were delivered electronically at no cost to him or her by contacting the Company by telephone or in writing. Participant may revoke his or her consent to the electronic delivery of documents or may change the electronic mail address to which such documents are to be delivered (if Participant has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e-mail address by telephone, postal service or electronic mail. Participant agrees that the foregoing online or electronic participation in the Plan shall have the same force and effect as documentation executed in hardcopy written form. Finally, Participant understands that he or she is not required to consent to electronic delivery of documents.

4. No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations or assessments regarding Participant’s participation in the Plan, or his or her acquisition or sale of the underlying Shares. Participant is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

5. Language. If Participant has received this Agreement or any other document related to the RSUs translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control, subject to Applicable Laws.

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COUNTRY-SPECIFIC APPENDIX TO

RESTRICTED STOCK UNIT AGREEMENT

FOR NON-US PARTICIPANTS

This Country-Specific Appendix includes additional notifications, terms and conditions that govern the RSUs granted to Participant under the Plan if Participant resides in one of the countries listed below. Capitalized terms used but not defined in this Country-Specific Appendix have the meanings set forth in the Plan and/or this Agreement.

Participant understands and agrees that the Company strongly recommends that Participant not rely on the information herein as the only source of information relating to the consequences of participation in the Plan because applicable rules and regulations regularly change, sometimes on a retroactive basis, and the information may be out of date at the time the RSUs vest under the Plan.

Participant further understands and agrees that if Participant is a citizen or resident of a country other than the one in which Participant is currently working, transfer employment after grant of the RSUs, or is considered a resident of another country for Applicable Laws purposes, the information contained herein may not apply to Participant, and the Company shall, in its discretion, determine to what extent the terms and conditions contained herein shall apply.

AUSTRALIA

Notifications

Securities Law Information. The offering and resale of the Shares acquired under the Plan to a person or entity resident in Australia may be subject to disclosure requirements under Australian law. Participant should obtain legal advice regarding any applicable disclosure requirements prior to accepting any such offer.

No Advice or Recommendation. This Agreement is not intended to provide the sole or principal basis of any investment or credit decision or any other risk evaluation. The information contained in this Agreement is not a recommendation by the Company or any other person that subscribe for Shares in the Company. Each Participant must conduct his or her own investigations and analysis of the operations and prospects of the Company that it considers necessary or desirable and should determine for itself its interest in acquiring Shares in the Company on the basis of such independent assessment and investigation.

Terms and Conditions

Exchange Control. Participant acknowledges and agrees that it is Participant’s sole responsibility to investigate and comply with any applicable exchange control laws in connection with the inflow of funds from the vesting of the RSUs or subsequent sale of the Shares and any dividends (if any) and that Participant shall be responsible for any reporting of inbound international fund transfers required under Applicable Laws. Participant is advised to seek appropriate professional advice as to how the exchange control regulations apply to Participant’s specific situation.

Offer of RSUs. The Board, in its absolute discretion, may make a written offer to an eligible person who is an Australian resident it chooses to accept the RSUs.

The offer will specify the maximum number of Shares Participant may accept under the RSUs, the Grant Date, the Vesting Commencement Date, the vesting conditions (if any), any applicable holding period and any disposal restrictions attaching to the RSUs or the resulting Shares (all of which may be set by the Board in its absolute discretion).

The offer is intended to receive tax deferral treatment under Subdivision 83A-C of the Income Tax Assessment Act 1997(Cth). The conditions to receive such treatment are contained in this Agreement.

The offer will be accompanied by an acceptance form and a copy of the Plan and this Agreement or, alternatively, details on how Participant may obtain a copy of the Plan and this Agreement.

Where the Board is to make an offer to a casual employee or a consultant, it will do so where:

(1) For a casual employee, the individual who performs the work under or in relation to the contract is or might reasonably be expected to be, engaged to work the number of hours that are the pro-rata equivalent of 40% or more of a comparable full-time position with the Company;

(2) For a contractor:

(a) if an individual with whom the Company has entered into a contract for the provision of services under which the individual performs work for the Company; or

(b) if an entity with whom the Company has entered into a contract for the provision of services under which an individual, who is a director of the Company or their spouse, performs work for the Company;

where the individual who performs the work under or in relation to the contract is, or might reasonably be expected to be, engaged to work the number of hours that are the pro-rata equivalent of 40% or more of a comparable full-time position with the Company.

Grant of RSUs. If Participant validly accepts the Board’s offer of RSUs, the Board will grant Participant the RSUs for the number of Shares for which the RSUs were accepted. However, the Board will not do so if Participant has ceased to be an eligible person at the date when the RSUs are to be granted or the Company is otherwise prohibited from doing so under the Corporations Act 2001(Cth) without a disclosure document, product disclosure statement or similar document.

The Company will provide a copy of this Agreement in respect of the RSUs granted to Participant as part of the offer to Participant.

AUSTRIA

Notifications

Securities Law Information. The grant of RSUs under the Plan is exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Regulation as implemented in Austria.

Consumer Protection Information. Participant may be entitled to revoke this Agreement on the basis of the Austrian Consumer Protection Act (the “Act”) under the conditions listed below, if the Act is considered to be applicable to this Agreement and the Plan:

(i)	The revocation must be made within one week after the acceptance of this Agreement.

(ii)

The revocation must be in written form to be valid. It is sufficient if Participant returns this Agreement to the Company or the Company’s representative with language that can be understood as Participant’s refusal to conclude or honor this Agreement, provided the revocation is sent within the period discussed above.

Exchange Control Information. If Participant holds securities (including Shares acquired under the Plan) or cash (including proceeds from the sale of Shares and any cash dividends) outside of Austria (even if Participant holds them outside of Austria at a branch of an Austrian bank), Participant may be required to report certain information to the Austrian National Bank if certain thresholds are exceeded. Participant is encouraged to consult his/her personal legal or tax advisor to understand how these rules apply to Participant’s particular situation.

BELGIUM

Notifications

Securities Law Information. The grant of RSUs under the Plan is exempt from the requirement to publish a prospectus under the EU Prospectus Regulation as implemented in Belgium.

Foreign Asset/Account Reporting Information. Belgian residents are required to report any securities (i.e., Shares acquired under the Plan) or bank accounts opened and maintained outside Belgium on their annual tax returns. Belgian residents are also required to complete a separate report providing the National Bank of Belgium with details regarding any such account. This report, as well as additional information on how to complete it, can be found on the website of the National Bank of Belgium, www.nbb.be, under the Kredietcentrales / Centrales des crédits caption.

CANADA

Terms and Conditions

Termination of Service. Notwithstanding any provision of the Plan or this Agreement, the following provision shall apply to Participants employed in Canada on the date on which notification of termination (for any reason, with or without cause) or resignation from service is delivered:

For purposes of this Agreement, Participant’s termination date shall mean the later of (i) the date upon which Participant ceases to perform services for the Company following the provision of such notification of termination or resignation from service and (ii) the end of any minimum period of notice of termination (if any) required by applicable employment or labour standards legislation. For clarity, unless otherwise expressly provided in this Agreement or determined by the Company, no RSUs will vest under the Plan following Participant’s termination date, and the termination date will not be extended by any period of deemed notice of termination under contract or at common or civil law in respect of which Participant may receive pay in lieu of notice of termination or damages in lieu of such notice. Participant will not be entitled to any further payments in respect of the value of any RSUs that have not yet vested as of Participant’s termination date and no RSUs or any pro-rated portion thereof shall be included in any entitlement to any pay in lieu of notice of termination or damages in lieu of such notice. Subject to any applicable statutory notice period, the Administrator shall have the exclusive discretion to determine when Participant is no longer actively providing services for purposes of the grant of RSUs.

Language Consent. The parties to this Agreement acknowledge that it is their express wish that this Agreement, as well as all documents, notices, and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Consentement relatif à la langue utilisée. Les parties reconnaissent avoir exigé que cette convention («Agreement») soit rédigée en anglais, ainsi que tous les documents, avis et procédures judiciaires, éxécutés, donnés ou intentés en vertu de, ou liés directement ou indirectement à la présente.

Notifications

Securities Law Information. Participant is permitted to sell Shares acquired through the Plan through the designated broker appointed by the Company, provided the resale of Shares acquired under the Plan takes place outside of Canada, including, if applicable, through the facilities of a stock exchange on which the Shares are listed.

Foreign Asset/Account Reporting Information. Canadian residents are required to report any foreign property (e.g., Shares acquired under the Plan and possibly unvested RSUs) on form T1135 (Foreign Income Verification Statement) if the total cost of their foreign property exceeds C$100,000 at any time in the year. It is Participant’s responsibility to comply with these reporting obligations, and Participant should consult with his or her personal tax advisor in this regard.

Share Settlement of RSUs. Notwithstanding anything to the contrary in the Plan or this Agreement, RSUs granted to Canadian Participants shall only be settled in Shares and shall not be settled in cash.

FRANCE

Terms and Conditions

RSUs Not Tax-Qualified. The RSUs are not intended to be tax-qualified or tax-preferred awards, including without limitation, under Sections L. 225-197-1 to L. 225-197-6 of the French Commercial Code. Participant is encouraged to consult with a personal tax advisor to understand the tax and social insurance implications of the RSUs.

Language Consent. By accepting the RSUs, Participant confirms having read and understood the documents relating to this grant (the Plan and this Agreement) which were provided in English language. Participant accepts the terms of those documents accordingly. Participant confirms that Participant has a good knowledge of the English language.

En acceptant l’Attribution, le Bénéficiaire confirme avoir lu et compris les documents relatifs à cette attribution (le Plan et ce Contrat) qui ont été fournis en langue anglaise. Le Bénéficiaire accepte les dispositions de ces documents en connaissance de cause. Etant précisé que le Titulaire a une bonne maîtrise de la langue anglaise.

Notifications

Securities Law Information. The grant of RSUs under the Plan is exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Regulation as implemented in France.

Foreign Asset/Account Reporting Information. Participant may hold Shares acquired upon vesting/settlement of the RSUs, any proceeds resulting from the sale of Shares or any dividends paid on such Shares outside of France, provided Participant declares all foreign bank and brokerage accounts (including any accounts that were opened or closed during the tax year) with his or her annual income tax return. Failure to complete this reporting may trigger penalties for Participant.

GERMANY

Notifications

Securities Law Information. The grant of RSUs under the Plan is exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Regulation as implemented in Germany.

Exchange Control Information. If Participant remits proceeds in excess of the legally designated amount out of or into Germany, such cross-border payment must be reported monthly to the State Central Bank. In the event that Participant makes or receives a payment in excess of this amount, Participant is responsible for obtaining the appropriate form from a German bank and complying with applicable reporting requirements. In addition, Participant must also report on an annual basis in the unlikely event that Participant holds Shares exceeding 10% of the total voting capital of the Company.

Terms and Conditions

Prohibition on Insider Dealing. Participant should be aware that the insider dealing rules of the Regulation (EU) No 596/2014 of the European Parliament and Council (Market Abuse Regulation) apply in Germany, which may affect transactions under the Plan such as the subscription or participation, the suspension, the cancellation or an amending order, the acquisition or sale of Shares acquired under the Plan, if Participant has inside information regarding the Company. Participant is advised to determine carefully whether he or she has inside information in respect of the Company and whether and to what extent insider dealing rules can apply to him or her. In case of uncertainty, the Company recommends that Participant consults with a legal advisor.

Limitation of Liability. Participant is responsible for compliance with any laws to be observed by Participant in person in conjunction with participation in the Plan. The Company cannot be held liable if Participant violates German law or any other applicable rules to be complied with by Participant in conjunction with participation in the Plan including, but not limited to, insider dealing restrictions under the Market Abuse Regulation.

ITALY

Terms and Conditions

Plan Document Acknowledgment. In accepting the RSUs, Participant acknowledges that he or she has received a copy of the Plan and this Agreement and has reviewed the Plan and this Agreement in their entirety and fully understands and accepts all provisions of the Plan and this Agreement.

Notifications

Foreign Asset/Account Reporting Information. If Participant holds investments abroad or foreign financial assets (e.g., cash, Shares, RSUs) that may generate income taxable in Italy, Participant is required to report them on his or her annual tax returns (UNICO Form, RW Schedule) or on a special form if no tax return is due, irrespective of their value. The same reporting duties apply to Participant if he or she is a beneficial owner of the investments, even if Participant does not directly hold investments abroad or foreign assets.

Foreign Asset Tax Information. The value of financial assets held outside of Italy by Italian residents is subject to a foreign asset tax, subject to an exemption. The taxable amount will be the fair market value of the financial assets (e.g., Shares) assessed at the end of the calendar year.

Securities Law Information. The grant of RSUs under the Plan is exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Regulation as implemented in Italy.

NETHERLANDS

Notifications

Securities Law Information. The grant of RSUs under the Plan is exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Regulation as implemented in the Netherlands.

Prohibition Against Insider Trading. Participant should be aware of the Dutch insider trading rules, which may affect the sale of Shares acquired under this Agreement. In particular, Participant may be prohibited from effecting certain share transactions if Participant has insider information regarding the Company. Below is a discussion of the applicable restrictions. Participant is advised to read the discussion carefully to determine whether the insider rules could apply to him or her. If it is uncertain whether the insider rules apply, the Company recommends that Participant consult with a legal advisor. The Company cannot be held liable if Participant violates the Dutch insider trading rules. Participant is responsible for ensuring Participant’s compliance with these rules.

Dutch securities laws prohibit insider trading. As of 3 July 2016, the European Market Abuse Regulation (MAR), is applicable in the Netherlands. For further information, Participant is referred to the website of the Authority for the Financial Markets (AFM): https://www.afm.nl/en/professionals/onderwerpen/marktmisbruik.

Given the broad scope of the definition of insider information, certain employees of the Company working at its Dutch Subsidiary may have insider information and thus are prohibited from making a transaction in securities in the Netherlands at a time when they have such insider information. By entering into and participating in this Agreement, Participant acknowledges having read and understood the notification above and acknowledges that it is Participant’s responsibility to comply with the Dutch insider trading rules, as discussed herein.

NORWAY

Notifications

Securities Law Information. The grant of RSUs under the Plan is exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Regulation as implemented in Norway.

Limitation of Liability. Participant is responsible for compliance with any laws to be observed by Participant in person in conjunction with participation in the Plan. The Company cannot be held liable if Participant violates Norwegian law or any other applicable rules to be complied with by Participant in conjunction with participation in the Plan including, but not limited to, insider dealing restrictions under any Applicable Laws.

Tax Consultation. Participant understands that he or she may suffer adverse tax consequences as a result of Participant’s acquisition or disposition of the Shares issued upon settlement of the RSUs. Participant is encouraged to seek personal tax advice in connection with the acquisition or disposition of such Shares.

Participant acknowledges that Participant is not relying on the Company or any Subsidiary for any tax advice.

PORTUGAL

Notifications

Exchange Control Information. If Participant receive Shares upon vesting of the RSUs, the acquisition of the Shares should be reported to the Banco de Portugal for statistical purposes. If the Shares are deposited with a commercial bank or financial intermediary in Portugal, such bank or financial intermediary will submit the report on Participant’s behalf. If the Shares are not deposited with a commercial bank or financial intermediary in Portugal, Participant are responsible for submitting the report to the Banco de Portugal.

Securities Law Information. The grant of RSUs under the Plan is exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Regulation as implemented in Portugal.

SPAIN

Terms and Conditions

Service Conditions. This provision supplements Section 1 of the General Appendix:

In accepting the RSUs, Participant consents to participate in the Plan and acknowledges that he or she has received a copy of the Plan.

Participant understands that the Company has unilaterally, gratuitously and discretionally decided to grant RSUs under the Plan to individuals who may be employees of the Company or any Subsidiary throughout the world. The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not economically or otherwise bind the Company or any Subsidiary, over and above the specific terms of the Plan. Consequently, Participant understands that the RSUs are granted on the assumption and condition that the RSUs and any Shares acquired upon exercise of the RSUs are not part of any employment contract (either with the Company or any Subsidiary) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever. In addition, Participant understands that the RSUs would not be granted to Participant but for the assumptions and conditions referred to herein; thus, Participant acknowledges and freely accepts that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then the grant of the RSUs shall be null and void.

The RSUs are conditional rights to Shares and will be forfeited in the case of Participant’s termination of employment. This will be the case even if (1) Participant is considered to be unfairly dismissed without cause (despido improcedente); (2) Participant is dismissed for disciplinary or objective reasons or due to a collective dismissal, whether adjudged or recognized to be with or without cause; (3) Participant terminates employment due to a change of work location, duties or any other material modification of the terms of employment; (4) Participant terminates employment due to unilateral breach of contract of the Company or any of its Subsidiaries; or (5) Participant’s employment terminates for any other reason whatsoever (including, but not limited to, mutual agreement, resignation, retirement, death, permanent disability, causes included in the employment contract, expiry of the temporary contract, force majeure and under Article 10.3 of the Royal Decree Law 1382/1985). Consequently, upon termination of Participant’s employment for any of the reasons set forth above, Participant will automatically lose any rights to the unvested RSUs granted to him or her as of the date of Participant’s termination of employment, as described in the Plan and this Agreement.

Notifications

Securities Law Information. The grant of RSUs under the Plan is exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Regulation as implemented in Spain.

The RSUs do not qualify under Spanish Law as securities. No “offer to the public,” as defined under Spanish Law, has taken place or will take place in the Spanish territory. Neither the Plan nor this Agreement have been registered with the Comisión Nacional del Mercado de Valores and do not constitute a public offering prospectus.

Exchange Control Information. Participant must declare the acquisition and sale of Shares to the Dirección General de Comercio y Inversiones (the “DGCI”) for statistical purposes. Because Participant will not acquire or sell the Shares through the use of a Spanish financial institution, Participant must make the declaration himself or herself by filing a D-6 form with the DGCI. Generally, the D-6 form must be filed each January while the Shares are owned as of December 31 of each year; however, if the value of the Shares or the sale proceeds exceed €12,500, a declaration must be filed within one month of the acquisition or sale, as applicable. The threshold for annual filing requirements is subject to change therefore Participant should consult his or her personal advisor regarding whether he or she will be required to file an informational tax report for asset and rights that he or she holds abroad.

Foreign Asset/Account Reporting Information. To the extent that Participant holds Shares and/or has bank accounts outside Spain with a value in excess of €50,000 (for each type of asset) as of December 31 each year, Participant will be required to report information on such assets through tax form 720. After such Shares and/or accounts are initially reported, the reporting obligation will apply for subsequent years only if the value of any previously-reported Shares or accounts increases by more than €20,000. Further, Participant is required to declare electronically to the Bank of Spain any securities accounts (including brokerage accounts held abroad), as well as the Shares held in such accounts if the value of the transactions during the prior tax year or the balances in such accounts as of December 31 of the prior tax year exceed €1,000,000. The thresholds for foreign asset/account reporting is subject to change therefore Participant should consult his or her personal advisor in this regard.

SWEDEN

Notifications

Securities Law Information. The grant of RSUs under the Plan is exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Regulation as implemented in Sweden.

Terms and Conditions

Exchange Control. Participant understands and agrees that foreign and local banks or financial institutions (including brokers) engaged in cross-border transactions generally may be required to report any payments to or from a foreign country exceeding a certain amount to The National Tax Board, which receives the information on behalf of the Swedish Central Bank (Sw.Riksbanken). This requirement may apply even if Participant has a brokerage account with a foreign broker.

UNITED KINGDOM

Terms and Conditions

Tax Withholding. Participant acknowledges that, regardless of any action taken by the Company or the employer, the ultimate liability for all tax withholding obligations is and remains the responsibility of Participant and may exceed the amount actually withheld by the Company or the employer.

Notifications

Securities Law Information. Neither this Agreement nor Country-Specific Appendix is an approved prospectus for the purposes of section 85(1) of the Financial Services and Markets Act 2000 (“FSMA”) and no offer of transferable securities to the public (for the purposes of section 102B of FSMA) is being made in connection with this Agreement. This Agreement and the RSUs are exclusively available in the UK to bona fide employees and former employees of the Company or its Subsidiary.

Non-Qualified Grants. The RSUs are not intended to be tax-qualified or tax preferred under current tax rules and regulations in the United Kingdom.

Tax Consultation. Participant understands that he or she may suffer adverse tax consequences as a result of his or her acquisition, holding, or disposition of the Shares. Participant represents that he or she will consult with any tax advisors that Participant deems appropriate in connection with the acquisition, holding, or disposition of the Shares and that Participant is not relying on the Company and any Subsidiary for any tax advice.

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